UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2005

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street
Box 130
Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions.

On August 16, 2005, MGP Ingredients, Inc. (the “Company”) issued a press release, incorporated into this Item 2.02 by reference, relating to financial results for the fourth quarter of fiscal year 2005, which ended June 30, 2005.  The press release, dated August 16, 2005, is furnished pursuant to Item 2.02, “Results of Operations and Financial Conditions,” Item 7.01, “Regulation FD Disclosure” and Item 9.01, “Financial Statements and Exhibits.”

Item 7.01 Regulation FD Disclosure.

On August 13, union employees at the Company’s Atchison plant approved a new collective bargaining agreement which became effective on August 15, 2005 and extends through August 31, 2008.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release relating to the Company’s financial results for the fourth quarter of fiscal year 2005, which ended June 30, 2005.

An investors’ conference call will take place at 10:00 a.m. central standard time on Tuesday, August 16, 2005. The Company’s senior management will discuss the Company’s fourth quarter results and certain forward looking information during the conference call. Interested persons may listen to the conference call via telephone by dialing (800) 322-0079 before 9:50 a.m. central time, or access it on the Internet at www.mgpingredients.com.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated August 16, 2005, furnished solely for the purpose of incorporation by reference into Items 2.02, 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date:August 16, 2005	By:	/s/ Brian Cahill
Brian Cahill
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated August 16, 2005, furnished solely for the purpose of incorporation by reference into Items 2.02, 7.01 and 9.01.